SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                           GreenMan Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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            the filing fee is calculated and state how it was determined):

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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


                           GREENMAN TECHNOLOGIES, INC.
                           7 Kimball Lane, Building A
                         Lynnfield, Massachusetts 01940
                                 (781) 224-2411

                   NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL
                             MEETING OF STOCKHOLDERS

                            To Be Held March 29, 2000

TO THE STOCKHOLDERS:

    A Special Meeting in Lieu of Annual Meeting of Stockholders (the "Meeting") of GreenMan Technologies, Inc., a Delaware corporation, will be held on Wednesday, March 29, 2000, at 10:00 a.m., at the offices of corporate counsel, Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts, 02109, for the following purposes:

    1.  To elect six (6) members of the Board of Directors.

    2. To consider and act upon a proposal to ratify the selection of the firm of Wolf & Company, P.C. as independent auditors for the fiscal year ending September 30, 2000.

    3. To transact such other business as may properly come before the meeting and any adjournments thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on February 14, 2000 are entitled to notice of and to vote at the Meeting.

    All stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

                                       By Order of the Board of Directors


                                       ROBERT H. DAVIS
                                       Chief Executive Officer
March 6, 2000

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

                           GREENMAN TECHNOLOGIES, INC.
                           7 Kimball Lane, Building A
                         Lynnfield, Massachusetts 01940
                                 (781) 224-2411

                                 PROXY STATEMENT
                                                                   March 6, 2000

        Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of GreenMan Technologies, Inc. at GreenMan's expense for use at the Special Meeting in Lieu of Annual Meeting of Stockholders (the "Meeting") to be held on Wednesday, March 29, 2000 at the offices of corporate counsel, Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts, 02109.

        Only stockholders of record as of February 14, 2000 will be entitled to vote at the Meeting and any adjournments thereof. As of that date, 11,990,716 shares of common stock, $.01 par value, of GreenMan were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy.

        Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by notice to the Secretary of GreenMan at any time before it is exercised.

        The persons named as attorneys in the proxies are directors and officers of GreenMan. All properly executed proxies returned in time to be counted at the Meeting will be voted and, with respect to the election of the Board of Directors, will be voted as stated below under "Election of Directors." Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name on the space provided on the proxy. In addition to the election of Directors, the stockholders will consider and vote upon a proposal to ratify the selection of Wolf & Company, P.C. as auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is made.

        The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting. An automated system administered by GreenMan's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter.

        The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by GreenMan will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

        In June 1998, the Board of Directors of GreenMan adopted a change of its fiscal year from May 31 to September 30. Accordingly, the transition period information contained herein reflects a four month transition period. GreenMan's Annual Report, containing financial statements for fiscal year ended September 30, 1999, is being mailed contemporaneously with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about the date above.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the common stock as of February 14, 2000;

o by each person who is known by GreenMan to own beneficially 5% or more of the outstanding shares of common stock;

o by each director and officer of GreenMan (including any "group" as used in Section 13(d)(3) of the Securities Exchange Act of 1934); and

o   by all directors and officers of GreenMan as a group.

        Unless otherwise indicated below, to the knowledge of GreenMan, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. As of February 14, 2000, 11,990,716 shares of common stock were issued and outstanding.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS
   AND DIRECTOR NOMINEES

                                                               Number of Shares         Percentage of
Name (1)                                                    Beneficially Owned (2)          Class
-------------                                               ----------------------          -----
Maurice E. Needham (3)...............................              1,342,820                10.93%
Robert H. Davis (4)..................................                465,087                 3.62%
Charles E. Coppa (5).................................                278,241                 2.31%
Robert D. Maust (6)..................................                277,156                 2.30%
Lew F. Boyd (7)......................................                248,828                 2.06%
Jagruti Oza (8)......................................                107,388                   *
James F. O'Connor (9)................................                 29,000                   *
Allen Kahn, M.D., Director Nominee (10)..............              1,253,929                10.37%

All officers and directors (excluding director
    nominees) as a group (7 persons) ................              2,748,520                21.44%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                                               Number of Shares         Percentage of
                                                              Beneficially Owned            Class
                                                              ------------------            -----
Joseph E. Levangie (11)..............................              1,190,093                9.44%
United Waste Service Inc. (12).......................                320,000                 100%

-----------------------------------------
* Less than 1% of the outstanding common stock.

(1) Each person's address is care of GreenMan Technologies, Inc., 7 Kimball Lane, Building A, Lynnfield, MA 01940.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Includes 292,200 shares of common stock issuable pursuant to immediately exercisable stock options and warrants. Also includes 55,556 shares of common stock and 10,000 shares of common stock issuable pursuant to immediately exercisable outstanding warrants owned by Mr. Needham's wife. Does not include 520,300 shares of common stock issuable pursuant to outstanding stock options that are not currently exercisable.

(4) Includes 263,000 shares of common stock issuable pursuant to immediately exercisable stock options and warrants. Does not include 647,000 shares of common stock issuable pursuant to outstanding stock options that are not currently exercisable.

(5) Includes 63,000 shares of common stock issuable pursuant to immediately exercisable stock options and warrants. Does not include 176,000 shares of common stock issuable pursuant to outstanding stock options that are not currently exercisable.

(6) Includes 82,000 shares of common stock issuable pursuant to immediately exercisable stock options and warrants. Does not include 188,000 shares of common stock issuable pursuant to outstanding stock options that are not currently exercisable.

(7) Includes 87,000 shares of common stock issuable pursuant to immediately exercisable options and warrants. Does not include 72,000 shares of common stock issuable pursuant to outstanding stock options that are not currently exercisable.

(8) Includes 32,200 shares of common stock issuable pursuant to immediately exercisable stock options. Does not include 1,800 shares of common stock issuable pursuant to outstanding stock options that are not currently exercisable.

(9) Includes 29,000 shares of common stock issuable pursuant to immediately exercisable stock options.

(10) Includes 100,000 shares of common stock issuable pursuant to immediately exercisable warrants. Also includes 300,000 shares of common stock issuable upon conversion of the GreenMan 10% convertible notes due October 26, 2000 and November 22, 2000 at a conversion price of $1.00 per share.

(11) Includes 619,500 shares of common stock issuable pursuant to immediately exercisable stock options and warrants. Mr. Levangie's address is 9 Cot Hill Road, Bedford, MA 01730

(12) Represents shares of Class B Convertible Preferred Stock that are convertible into shares of common stock any time commencing February 3, 2001. The conversion price of the Class B Convertible Preferred Stock in effect at any time shall be determined by dividing the Issuance Price by the Average Closing Bid Price. The terms are defined in the Asset Purchase Agreement between United Waste Service, Inc. and GreenMan which was filed in GreenMan's Form 8-K on October 5, 1998. United Waste Service, Inc.'s address is c/o Republic Services, Inc., 110 S.E. 6th Street, Suite 2800, Ft. Lauderdale, FL 33301

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

        GeenMan's By-Laws currently provide that the Board of Directors shall consist of no less than five members who shall be elected at the annual meeting of stockholders of GreenMan. Pursuant to Proposal No. 1, the six (6) nominees listed below will be nominated to serve until the next Annual Meeting of Stockholders and until their successors are elected. Officers are elected by and serve at the discretion of the Board of Directors, subject to their employment contracts.

        Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) FOR the election of nominees. The Board of Directors knows of no reason why any such nominees should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number.

        The following information is set forth with respect to each nominee for election as a director.

Nominee's Name             Position(s) Held              Year Term Will Expire
--------------             ----------------              ---------------------

Maurice E. Needham......   Chairman of the Board                 2001

Robert H. Davis.........   Chief Executive Officer,              2001
                           President and Director
Lew F. Boyd.............   Director                              2001

Jagruti Oza.............   Director                              2001

James F. O'Connor.......   Director                              2001

Allen Kahn, M.D.........   Director Nominee                      2001

       OCCUPATIONS OF DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

        The following table sets forth all of the candidates for election of directors at the Meeting, and the executive officers of GreenMan, their ages, and the positions currently held by each such person with GreenMan.

                     Name                Age              Position
                     ----                ---              --------
        Maurice E. Needham (1)........    59     Chairman of the Board of Directors

        Robert H. Davis ..............    57     Chief Executive Officer; President; Director

        Charles E. Coppa .............    37     Chief Financial Officer; Treasurer; Secretary

        Robert D. Maust ..............    62     Vice President of Operations

        Lew F. Boyd (1) (2) ..........    54     Director

        Jagruti Oza (2) ..............    39     Director

        James F. O'Connor (2) ........    58     Director

        Allen Kahn, M.D...............    78     Director Nominee

----------------------------
(1) Member of the Compensation Committee
(2) Member of Audit Committee

        MAURICE E. NEEDHAM has been Chairman since June 1993. From June 1993 to July 21, 1997, Mr. Needham also served as Chief Executive Officer. He also serves as a Director of Comtel Holdings, an electronics contract manufacturer since April 1999. He previously served as Chairman of Dynaco Corporation, a manufacturer of electronic components which he founded in 1987. Prior to 1987, Mr. Needham spent 17 years at Hadco Corporation, a manufacturer of electronic components, where he served as President, Chief Operating Officer and Director.

        ROBERT H. DAVIS has been Chief Executive Officer and a Director since July 1997. Prior to joining GreenMan, Mr. Davis served as Vice President of Recycling for Browning-Ferris Industries, Inc. of Houston, Texas ("BFI") since 1990. As an early leader of BFI's recycling division, Mr. Davis grew that operation from startup to $650 million per year in profitable revenues. A 25-year veteran of the recycling industry, Mr. Davis has also held executive positions with Fibres International, Garden State Paper, and SCS Engineers, Inc.

        CHARLES E. COPPA has served as Chief Financial Officer, Treasurer and Secretary since March 1998. From October 1995 to March 1998, he served as Corporate Controller. Mr. Coppa was Chief Financial Officer and Treasurer of Food Integrated Technologies of Brookline, MA, a publicly-traded development stage company from July 1994 to October 1995. Prior to that, Mr. Coppa served as Corporate Controller for Boston Pacific Medical, a manufacturer and distributor of disposable medical products and Corporate Controller for Avatar Technologies, a computer networking company.

        ROBERT D. MAUST has been Vice President of Operations since July 1997 and was President of the recycling operations from December 1996 to July 1997 and a Director since July 1997. Prior to joining GreenMan, Mr. Maust was Vice President for BFI's tire recycling operations from July 1991 to 1996 and was instrumental in growing that operation from 5 million tires per year to 22 million tires per year over a five-year period. An entrepreneur/manager with over ten years experience in tire recycling, Mr. Maust was President of Maust Tire Recycling from 1988 to 1991, when he sold the business to BFI and joined BFI as Vice President. On November 30, 1999, Mr. Maust resigned as a Director of GreenMan.

        LEW F. BOYD has been a Director since August 1994. Mr. Boyd is the founder and since 1985 has been the Chief Executive Officer of Coastal International, Inc., an international business development and executive search firm, specializing in the energy and environmental sectors. Previously, Mr. Boyd had been Vice President/ General Manager of the Renewable Energy Division of Butler Manufacturing Corporation and had served in academic administration at Harvard and Massachusetts Institute of Technology.

        JAGRUTI OZA has been a Director since March 1998. Ms. Oza is Vice President - Strategy and Acquisitions for VNU Marketing Information Services, a subsidiary of VNU, a $3 billion international publishing and marketing information service company. Previously, Ms. Oza was Vice President - Corporate Planning for Public Service Enterprise Group ("PSEG") from March 1995 to March 1998, a holding company with $6 billion in annual revenues whose businesses include electric and gas utility, international power development and retail energy services. From 1991 to 1995, Ms. Oza held various managerial positions at PSEG including Regional Manager - Fossil Generation, overseeing the operation of three power plants. Prior to joining PSEG, Ms. Oza was a management consultant with Bain and Company (from 1987 to 1990) providing strategic management services to multinational companies in the chemical, consumer products and retail service industries.

        JAMES F. O'CONNOR, CPA has been a Director since April 1999. Mr. O'Connor is currently Managing Director of The Chartwell Company, a private merchant and investment bank that provides merger-and-acquisition transaction services, investment capital, and fiscal advisory services. Prior to joining The Chartwell Company in 1997, Mr. O'Connor served from 1994-1997 as senior executive for strategy, mergers and acquisitions, and operations at BBA Group plc, a $1.9 billion London-based manufacturing group of materials technology and aviation-related services and products. In 1983, Mr. O'Connor co-founded Ingoldsby, O'Connor & Company, which provided strategic investment-banking services to middle-market companies on behalf of their merger-and-acquisition activities. From 1976 to 1983, he served in several executive positions, including Vice President of Finance, for BTR Inc./SW Industries, a one billion dollar company. Additionally, from 1964-1976 he was an Audit Manager for Arthur Andersen LLP in Boston.

        ALLEN KAHN, M.D. operates a private medical practice in Chicago, Illinois, which he founded in 1953. Dr. Kahn has been actively involved as an investor in "concept companies" since 1960. From 1965 through 1995 Dr. Kahn served as a member of the Board of Directors of Nease Chemical Company (currently German Chemical Company), Hollymatic Corporation and Pay Fone Systems (currently Pay Chex, Inc.). Dr. Kahn currently serves as a director of InfraCorps, Inc., a technology-based construction firm focusing on the installation and rehabilitation of subsurface pipelines using trenchless technologies.

Board Meetings and Committees

        The Board of Directors met five times during the fiscal year ended September 30, 1999, two times during the transition period and two times during the fiscal year ended May 31, 1998. None of the directors attended fewer than 75% of the meetings held during the periods. The Board of Directors took action by unanimous written consent in lieu of a meeting on three occasions during the fiscal year ended September 30, 1999 and four occasions during the fiscal year ended May 31, 1998. There were no actions taken by unanimous consent during the transition period.

        The Board of Directors has established a Compensation Committee and an Audit Committee. The Compensation Committee sets the compensation of the Chief Executive Officer and reviews and approves the compensation arrangements for all other officers of GreenMan. The Audit Committee reviews all financial functions of the company, including matters relating to the appointment and activities of GreenMan's auditors. The Compensation Committee, which consists of Mr. Needham and Mr. Boyd, met six times during the fiscal year ended September 30, 1999, twice during the transition period and once during the fiscal year ended May 31, 1998. The Audit Committee which consists of Mr. Boyd, Ms. Oza and Mr. O'Connor met three times during the fiscal year ended September 30, 1999, twice during the transition period and twice during the fiscal year ended May 31, 1998. The Board of Directors does not currently have a standing nominating committee.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

        The following table summarizes the compensation paid or accrued for services rendered during the fiscal year ended September 30, 1999, the transition period and the fiscal year ended May 31, 1998 to the Chief Executive Officer and the Vice President of Operations. GreenMan did not grant any restricted stock awards or stock appreciation rights or make any long-term plan payouts during the periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                             Annual Compensation
                                                    --------------------------------------
                                                                                               Long-Term
                                                                                              Compensation
                                                                                               Securities
                                                                           Other Annual        Underlying          All Other
  Name and Principal Position       Fiscal Year     Salary       Bonus    Compensation (1)     Options (2)      Compensation (3)
  ---------------------------       -----------     ------       -----    ----------------     -----------      ----------------

Robert H. Davis ............           1999**     $ 265,000      $ --         $ 12,636           475,000           $     --
Chief Executive Officer                1998*         61,539        --            3,985                --                 --
                                       1998         188,000        --            7,740           415,000                 --

Robert D. Maust ............           1999       $ 125,000      $ --         $ 20,405           100,000           $     --
Vice President                         1998*         68,464        --            5,685                --                 --
                                       1998         125,000        --           11,940           140,000             19,000

----------
* Note: Information for the 1998 period reflects the period from June 1, 1998 through September 30, 1998.
** Based upon GreenMan's performance, Mr. Davis has chosen to defer payment of $65,000 of accrued salary due him at September 30, 1999.

(1) Represents payments made to or on behalf of Messrs. Davis and Maust for health insurance and auto allowances.

(2) The fiscal 1999 grants represent options granted in April 1999 and July 1999 for Mr. Davis and options granted in December 1998 and July 1999 to Mr. Maust. The fiscal 1998 grants represent options granted in July 1997 and March 1998 for Mr. Davis and options granted in December 1996 and March 1998 to Mr. Maust. Does not include 20,000 warrants to purchase shares of common stock granted to Mr. Davis pursuant to a stock purchase agreement and 6,400 warrants to purchase shares of common stock granted to Mr. Maust pursuant to the terms of loans made to GreenMan by Mr. Maust.

(3) Represents payments made to Mr. Maust for relocation expenses.

Options/SAR Grants Table

        The following table sets forth each grant of stock options made during the year ended September 30, 1999 held by the executives named in the Summary Compensation Table above.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                    % of Total                    Market
                                                      Options       Exercise       Price
                           Number of Securities     Granted to       Price        On Date
                            Underlying Options     Employees in       Per        of Grant      Expiration
Name                             Granted            Fiscal Year      Share       Per Share        Date
----                             -------            -----------      -----       ---------        ----
Robert H. Davis ........        385,000(1)             44.3%         $ .81         $ .81        04/02/09
                                 90,000(2)             10.3%         $ .53         $ .53        07/22/09
Robert D. Maust ........         10,000(2)              1.1%         $ .38         $ .38        12/01/08
                                 90,000(2)             10.3%         $ .53         $ .53        07/22/09

----------
(1) Vests equally over a seven year period.
(2) Vests equally over a five year period.

        The following table sets forth information concerning the value of unexercised options as of September 30, 1999 held by the executives named in the Summary Compensation Table above.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION VALUES(1)

                                                                                 Value of Unexercised
                                           Number of Unexercised                 In-the-Money Options
                                     Options at September 30, 1999 (1)         at September 30, 1999 (2)
                                     ---------------------------------         -------------------------
               Name                    Exercisable     Unexercisable          Exercisable   Unexercisable
               ----                    -----------     -------------          -----------   -------------
Robert H. Davis ............             91,000           799,000                 $ --          $    --
Robert D. Maust ............             40,000           230,000                 $ --          $ 1,200

----------

(1) There were no options exercised by any of the executive officers named in the Summary Compensation Table during the fiscal year ended September 30, 1999. The options granted to the executive officers became exercisable commencing July 17, 1998 in the case of Mr. Davis and December 30, 1997 in the case of Mr. Maust at an annual rate of 20% of the underlying shares of common stock. The options granted to Mr. Davis pursuant to his April 1999 employment agreement vest over a seven-year period.

(2) Assumes that the value of shares of common stock is equal to $.50 per share, which was the closing bid price as listed by OTC Bulletin Board on September 30, 1999.

Employment Agreements

        In July 1997, GreenMan entered into a five year employment agreement with Mr. Needham pursuant to which Mr. Needham will receive a salary of $90,000 per annum. Any increases or bonuses will be made at the discretion of the Board of Directors upon the recommendation of the Compensation Committee. The agreement provides for payment of six months salary as a severance payment for termination without cause.

        In December 1996, GreenMan entered into a three year employment agreement with Mr. Maust pursuant to which Mr. Maust will receive a salary of $125,000 per annum. The agreement was extended for an additional twelve months in December 1999. Any increases or bonuses will be made at the discretion of the Board of Directors upon the recommendation of the Compensation Committee. The agreement provides for payment of twelve months salary as a severance payment for termination without cause.

        In April 1999, GreenMan entered into a three year employment agreement with Mr. Davis pursuant to which Mr. Davis will receive a salary of $230,000 per annum with an additional $50,000 of deferred compensation in the first year. Any increases will be made at the discretion of the Board of Directors upon the recommendation of the Compensation Committee. The agreement also provides for Mr. Davis to receive incentive compensation based on the following formula:

        Consolidated Net Income       Incentive       Cumulative
          Before Income Taxes     Compensation Rate     Maximum
          -------------------     -----------------     -------

           $0 - $1,000,000                5%          $   50,000
        $1,000,001 - $2,000,000         7.5%             125,000
        $2,000,001 +                    2.5%             125,000+

        Mr. Davis was also granted options to purchase 385,000 shares of GreenMan common stock at $.81 per share. The options are exercisable for ten years and vest over a seven year period. The agreement provides for payment of twelve months salary as a severance payment for termination without cause. Based upon GreenMan's performance, Mr. Davis has chosen to defer payment of $80,000 of accrued salary due him at February 29, 2000.

        In June 1999, GreenMan entered into a two year employment agreement with Mr. Coppa pursuant to which Mr. Coppa will receive a salary of $120,000 per annum. Any increases or bonuses will be made at the discretion of the Board of Directors upon the recommendation of the Compensation Committee. The agreement provides for payment of twelve months salary as a severance payment for termination without cause. Based upon GreenMan's performance, Mr. Coppa has chosen to defer payment of $30,000 of accrued salary due him at February 29, 2000.

Stock Option Plan

        GreenMan's 1993 Stock Option Plan, was established to provide incentive stock options to purchase shares of common stock to employees, officers, directors and consultants. In March 1999, GreenMan's stockholders approved an increase to the number of shares authorized under the 1993 Stock Option Plan to 2,000,000 shares.

        Options granted under the 1993 Stock Option Plan may be either options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended or non-qualified stock options. Incentive stock options may be granted under the 1993 Stock Option Plan to employees, including officers and directors who are employees. Non-qualified options may be granted to employees, directors and consultants of GreenMan.

        The 1993 Stock Option Plan is administered by the Board of Directors who has the authority to determine;

o   the persons to whom options will be granted;

o   the number of shares to be covered by each option;

o   whether the options granted are intended to be incentive stock options;

o   the manner of exercise; and

o   the time, manner and form of payment upon exercise of an option.

        Incentive stock options granted under the 1993 Stock Option Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or less than 110% of fair market value in the case of persons holding 10% or more of the voting stock of GreenMan). Non-qualified stock options may be granted at an exercise price established by the Board which may not be less than 85% of fair market value of the shares on the date of grant. Incentive stock options granted under the 1993 Stock Option Plan must expire no more than ten years from the date of grant, and no more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of GreenMan.

        As of September 30, 1999, there were 1,898,500 options granted and outstanding under the 1993 Stock Option Plan of which 377,300 options were exercisable at prices ranging from $0.38 to $5.65.

Non-Employee Director Stock Option Plan

        On January 24, 1996, the Board of Directors adopted the 1996 Non-Employee Director Stock Option Plan and the stockholders' approved it on June 7, 1996. The purpose of the Non-Employee Director Stock Option Plan is to promote the interests of GreenMan by providing an inducement to obtain and retain the services of qualified persons who are not officers or employees to serve as members of the Board of Directors. The Board of Directors has reserved 60,000 shares of common stock for issuance under Non-Employee Director Stock Option Plan and as of September 30, 1999, options to purchase 16,000 shares of common stock have been granted.

        Each person who was a member of the Board of Directors on January 24, 1996, and was not an officer or employee, was automatically granted an option to purchase 2,000 shares of common stock. In addition, after an individual's initial election to the Board of Directors, any director who is not an officer or employee and who continues to serve as a director will automatically be granted on the date of the Annual Meeting of Stockholders an additional option to purchase 2,000 shares of common stock. The exercise price per share of options granted under the Non-Employee Director Stock Option Plan is 100% of the fair-market value of the common stock on the business day immediately prior to the date of the grant and is immediately exercisable for a period of ten years from the date of the grant.

Employee Benefit Plan

        Effective August 1999, GreenMan has implemented a Section 401(k) plan for all eligible employees. Employees are permitted to make elective deferrals of up to 15% of employee compensation and employee contributions to the 401(k) plan are fully vested at all times. GreenMan may make discretionary contributions to the 401(k) plan which become vested over a period of five years. There were no corporate contributions to the 401(k) plan as of September 30, 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires GreenMan's directors and officers, and persons who own more than 10% of a registered class of GreenMan's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish GreenMan with copies of all Section 16(a) forms they file.

        Based solely on the management's review of the copies of such forms received by it or written representations from certain reporting persons, management believes that all of the filing requirements applicable to its directors, executive officers and greater-than-10% beneficial owners have been met.

                                 PROPOSAL NO. 2

                      RATIFICATION OF SELECTION OF AUDITORS

        The Board of Directors has selected the firm of Wolf & Company, P.C., independent certified public accountants, to serve as auditors for the fiscal year ending September 30, 2000. Wolf & Company, P.C. has acted as GreenMan's independent auditor since GreenMan's inception. It is expected that a member of Wolf & Company, P.C. will be present at the Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS SELECTION OF WOLF & COMPANY, P.C. AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000.

                          TRANSACTION OF OTHER BUSINESS

        The Board of Directors of GreenMan knows of no other matters which may be brought before the Meeting. If any other matters properly come before the Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

                            ADVANCE NOTICE PROCEDURES

        Under GreenMan's By-laws, nominations for a director may be made only by the Board of Directors, a committee appointed by the Board of Directors, or by a stockholder of record entitled to vote on the election of directors, who is also a stockholder at the record date of the meeting and also on the date of the meeting at which directors are to be elected, who has delivered notice to the principal executive offices of GreenMan (containing certain information specified in the By-laws) (i) not less than 60 days nor more than 90 days prior to the anniversary date of the preceding year's annual meeting, or (ii) if the meeting is called for a date not within thirty days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

        The By-laws also provide that no business may be brought before an annual meeting of stockholders except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereafter, who has delivered notice to the principal executive offices of GreenMan (containing certain information specified in the By-laws) (i) not less than 60 days nor more than 90 days prior to the anniversary date of the preceding year's annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

        These requirements are separate and apart from and in addition to the requirements that a stockholder must meet in order to have a stockholder proposal included in GreenMan's Proxy Statement under Rule 14a-8 of the Exchange Act. A copy of the full text of the By-law provisions discussed above may be obtained by writing to the Corporate Secretary, GreenMan Technologies, Inc., 7 Kimball Lane, Building A, Lynnfield, MA 01940.

                              STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at the next annual meeting of stockholders of GreenMan must be received at GreenMan's principal executive offices not later than November 4, 2000. In order to curtail controversy as to the date on which a proposal was received by GreenMan, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested.

                            EXPENSES AND SOLICITATION

        The cost of solicitation by proxies will be borne by GreenMan, and in addition to directly soliciting stockholders by mail, GreenMan may request banks and brokers to solicit their customers who have stock of GreenMan registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of GreenMan may be made of some stockholders in person or by mail or telephone.